UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2009

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

      228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

                (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

 Lewis P. Rogers, Whitney Executive Vice President, Credit Administration, announced his resignation from this position to be effective September 15, 2009, citing personal reasons and no disagreements with the Company.  Whitney has asked Mr. Rogers to continue to handle several ongoing projects with expected year-end completion dates, although Whitney and Mr. Rogers have not yet formalized the terms of this engagement.
Senior Vice President Suzanne C. Thomas, who has worked with Mr. Rogers in Credit Administration since 2000, has agreed to serve as Whitney’s interim director of Credit Administration, pending a decision on Mr. Rogers’ permanent replacement.  As did Mr. Rogers, Ms. Thomas will report to Joseph S. Exnicios, Senior Executive Vice President and Chief Risk Officer.  Ms. Thomas has more than 25 years commercial lending experience at mid-size banks, including handling client relationships, managing relationship officers, managing credit administration functions and overseeing Whitney’s loan workout areas.  She graduated from Dominican College in 1977 and received her M.B.A. from the College of William and Mary in 1980.
"I would like to thank Lewis for his many years of service to Whitney, especially during these challenging times," said John C. Hope, III, Chairman and CEO.  "We regret Lewis' decision to leave Whitney, however we understand his decision and wish him well in the future.  Lewis has assembled an experienced staff of senior credit administrators over his tenure, and under Suzanne's leadership, we are well-positioned to manage through this transition."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	s/s Thomas L.. Callicutt, Jr._________
Thomas L. Callicutt, Jr.
Senior Executive Vice President
and Chief Financial Officer

Date:  September 3, 2009